Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

of Quidel Corporation

We have audited the accompanying balance sheet of the Urinalysis Business of Quidel Corporation (the “Company”), a business unit of Quidel Corporation, as of December 31, 2004 and the related statement of operations, owner’s equity (deficit) and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

ERNST & YOUNG LLP

San Diego, California

July 29, 2005

URINALYSIS BUSINESS

(A Business Unit of Quidel)

BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$194	$632
Inventories	1,377	1,768
Prepaid expenses and other current assets	—	180

Total current assets	1,571	2,580
Property, plant and equipment, net	993	1,055
Other assets	—	53

	$2,564	$3,688

LIABILITIES AND OWNER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$159	$218
Accrued payroll and related expenses	36	37
Other current liabilities	108	78

Total current liabilities	303	333
Payable to parent company	4,974	5,671
Commitments and contingencies
Owner’s equity (deficit):
Common stock	—	—
Additional paid-in capital	1,722	1,722
Accumulated other comprehensive income	832	853
Accumulated deficit	(5,267)	(4,891)

Total owner’s equity (deficit)	(2,713)	(2,316)

Total liabilities and owner’s equity	$2,564	$3,688

See accompanying notes.

URINALYSIS BUSINESS

(A Business Unit of Quidel)

STATEMENTS OF OPERATIONS

(in thousands)

	Quarter ended March 31,		Year ended December 31, 2004
	2005	2004
	(unaudited)
REVENUES
Net sales	$430	$401	$1,685
Cost of sales	875	277	1,806

Gross profit (loss)	(445)	124	(121)
OPERATING EXPENSES
Sales and marketing	—	90	381
General and administrative	78	350	610
Recovery of previously reserved accounts receivable	(92)	—	(81)

Total operating expenses (income)	(14)	440	910

Operating loss	(431)	(316)	(1,031)
Other (income) expense	(55)	89	104

Net loss	$(376)	$(405)	$(1,135)

See accompanying notes.

URINALYSIS BUSINESS

(A Business Unit of Quidel)

STATEMENTS OF OWNER’S EQUITY

(in thousands)

Balance at December 31, 2003	$(1,390)
Other comprehensive income (loss):
Net change in foreign currency translation adjustment	209
Net loss	(1,135)

(926)

Balance at December 31, 2004	(2,316)
Other comprehensive income (loss):
Net change in foreign currency translation adjustment (unaudited)	(21)
Net loss (unaudited)	(376)

(397)

Balance at March 31, 2005 (unaudited)	$(2,713)

See accompanying notes.

URINALYSIS BUSINESS

(A Business Unit of Quidel)

STATEMENTS OF CASH FLOWS

(in thousands)

	Quarter ended March 31,		Year ended December 31, 2004
	2005	2004
	(unaudited)
OPERATING ACTIVITIES
Net loss	$(376)	$(405)	$(1,135)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	62	54	255
Loss on disposal of assets	—	11	—
Changes in assets and liabilities:
Accounts receivable	—	147	651
Inventories	391	193	176
Prepaid expenses and other current assets	180	—	(180)
Accounts payable	(59)	(456)	(499)
Accrued payroll and related expenses	(1)	10	(10)
Other current liabilities	30	(131)	(149)

Net cash provided by (used for) continuing operations	227	(577)	(891)
INVESTING ACTIVITIES
Acquisition of plant and equipment and intangible assets	—	—	(23)
Other assets	53	(143)	(23)

Net cash provided by (used for) investing activities	53	(143)	(46)
FINANCING ACTIVITIES
Intercompany payable, net	(697)	1,479	815

Net cash provided by (used for) financing activities	(697)	1,479	815
Effect of exchange rate changes on cash	(21)	(55)	209

Net increase (decrease) in cash and cash equivalents	(438)	704	87
Cash and cash equivalents at beginning of period	632	544	545

Cash and cash equivalents at end of period	$194	$1,248	$632

See accompanying notes.

URINALYSIS BUSINESS

(A Business Unit of Quidel)

(Information as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 is unaudited)

NOTES TO FINANCIAL STATEMENTS

Note 1. Company Operations and Summary of Significant Accounting Policies

The Urinalysis Business of Quidel Corporation (the “Company” or “Urinalysis Business”) was owned by Quidel Corporation (“Quidel”) and commenced operations in 1999. The Company operates in one business segment, which manufactures and markets point-of-care (“POC”) rapid diagnostics for detection and management of a variety of medical conditions and illnesses. These products provide healthcare professionals with accurate and cost-effective diagnostic information. The Company’s products are sold to professionals for use in physician offices, hospitals, clinical laboratories, and wellness screening centers through a network of distributors.

Basis of Presentation—The accompanying financial statements of the Company have been prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying financial statements have been prepared using the going concern basis of accounting. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of conducting business. During the fiscal year 2004, Quidel Corporation determined that it would discontinue the operations of its Urinalysis Business and began pursuing financial alternatives including the sale of the business. In April 2005, Quidel signed an agreement to sell the Urinalysis Business to Iris International, Inc.

Interim Financial Information—The financial statements as of and for the three months ended March 31, 2004 and 2005 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information therein. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results that may be reported for the year ended December 31, 2005.

Principles of Combination—The accompanying combined financial statements include Quidel Deutschland GmbH, a wholly owned subsidiary of Quidel that are part of the Urinalysis Business.

These financial statements also include the assets, liabilities and corporate expenses of Quidel Corporation, the corporate entity, and other expenses attributable to the Urinalysis Business. Intercompany transactions between companies in the combined group have been eliminated in combination.

Reclassification—Certain amounts from the prior year have been reclassified to conform to the December 31, 2004 financial statement presentation.

Cash and Cash Equivalents—The Company considers all highly liquid investments with a maturity at the date of purchase of three months or less to be cash equivalents.

Accounts Receivable—The Company sells its products primarily to distributors in the U.S. and Europe. The Company periodically assesses the financial strength of these customers and establishes allowances for anticipated losses when necessary. The balance of accounts receivable, which are fully reserved, are net of allowances of $0.2 million and $0.3 million at March 31, 2005 and December 31, 2004, respectively.

Inventories—Inventories are stated at the lower of cost (first-in, first-out method) or market. The Company reviews the components of its inventory on a quarterly basis for excess, obsolete and impaired inventory and makes appropriate provisions as obsolete stock is identified.

Property, Plant and Equipment—Property, plant and equipment is recorded at cost and depreciated over the estimated useful lives of the assets (three to 15 years) using the straight-line method. Amortization of leasehold improvements is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and minor repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in Other Income (Expenses) in the Statement of Operations.

Intangible Assets—Intangible assets are recorded at cost and amortized, on a straight-line basis over their estimated useful lives. The excess of cost over fair value of the net tangible assets purchased arose from the acquisition of the urine test strip business from Dade Behring GmbH (“Dade”). The technology purchased from Dade is fully amortized.

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the total book value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and the eventual disposition are less than its carrying amount. An impairment loss is equal to the excess of the book value of an asset over its determined fair value.

Revenue Recognition—The Company records revenues from product sales. Revenue from product sales are recorded upon passage of title and risk of loss to the customer. Title to the product and recognition of revenue occurs upon delivery to the customer when sales terms are FOB destination and at the time of shipment when the sales terms are FOB shipping point.

Product Shipment Costs—Product shipment costs are included in sales and marketing expense in the accompanying statements of operations.

Income Taxes—The Urinalysis Business is a part of Quidel and income tax expense is based on reported income (loss) before income taxes using the separate return method. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. The Urinalysis Business records an estimated valuation allowance on its significant deferred tax assets when, based on the weight of available evidence (including the scheduled reversal of deferred tax liabilities, projected future taxable income or loss, and tax-planning strategies), it is more likely than not that some or all of the tax benefit will not be realized.

Income Tax Contingencies—Significant judgment is required in determining Quidel’s worldwide provision for income taxes. In the ordinary course of a global business, there are many transactions for which the ultimate tax outcome is uncertain. Some of these uncertainties arise as a consequence of intercompany arrangements to share revenue and costs. In such arrangements there are uncertainties about the amount and manner of such sharing, which could ultimately result in changes once the arrangements are reviewed by taxing authorities. Although Quidel believes that the approach to determining the amount of such arrangements is reasonable, no assurance can be given on the final exposure of these matters.

Foreign Currency Translation—The financial statements of the Company are measured using the Euro as the functional currency. Assets and liabilities are translated into the U.S dollar at the rates of exchange at the balance sheet date and revenue and expense accounts are translated using average exchange rates during the periods in accordance with SFAS No. 52, Foreign Currency Translation. The resulting translation adjustments are presented as a separate component of equity. Exchange gains and losses arising from transactions denominated in foreign currencies are recorded in operations and have historically not been significant.

Fair Value of Financial Instruments—The carrying amounts of the Company’s financial instruments, including cash, receivables, accounts payable and accrued liabilities, approximate their fair values due to their short-term nature. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company establishes reserves for estimated uncollectible accounts and believes its reserves are adequate.

Comprehensive Income (Loss)—Comprehensive income (loss) includes unrealized gains and losses excluded from the Company’s statements of operations in accordance with SFAS No. 130, Reporting Comprehensive Income. The unrealized gains include foreign currency transaction adjustments. The Company has presented the required information in the statements of owner’s equity.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements—In December 2004, the FASB issued SFAS No. 123-R, which replaces SFAS No. 123, Accounting for Stock Issued to Employees. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the fair-value method. Due to a recent SEC announcement delaying the effective date, Quidel Corporation will be required to apply SFAS No. 123-R as of February 1, 2006. Thus, Quidel Corporation’s combined financial statements will reflect an expense for (a) all share-based compensation arrangements granted beginning February 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supercedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements—an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the provisions of the SFAS 154 will have a significant impact on our results of operations.

Accounting Periods—The Company’s first, second and third fiscal quarters end on the Sunday closest to March 31, June 30 and September 30, respectively. The Company’s fiscal year end is December 31. For ease of reference, the calendar quarter end date is used herein.

Note 2. Financial Statement Details

Inventories consisted of the following, net of reserves of $0.2 million and $0.2 million at March 31, 2005 and December 31, 2004, respectively:

	March 31, 2005 (unaudited)	December 31, 2004
	(in thousands)
Raw materials	$654	$718
Work-in-process	178	447
Finished goods	545	603

	$1,377	$1,768

Property, plant and equipment consisted of the following:

	March 31, 2005 (unaudited)	December 31, 2004
	(in thousands)
Land and improvements	$37	$37
Equipment, furniture and fixtures	1,754	1,754

	1,791	1,791
Less: Accumulated depreciation and amortization	(799)	(736)

	$992	$1,055

Intangible assets consisted of the following:

	Life	March 31, 2005 (unaudited)	December 31, 2004
	(in thousands)
Purchased technology	10 years	$5,436	$5,436
Less: Accumulated amortization		(5,436)	(5,436)

		$—	$—

Note 3. Commitments and Contingencies

Leases

The Company leases its facilities in Germany, which expire in 2006. Commitments for minimum rentals under non-cancelable leases at the end of 2004 are as follows:

Operating Leases
(in thousands)
Years ending December 31,
2005	$196
2006	180

Total minimum lease payments	$376

Rent expense under operating leases totaled approximately $0.1 million, $0.1 million and $0.2 million for the quarters ended March 31, 2005 and 2004, and the year ended December 31, 2004, respectively.

Contracts

As of December 31, 2004 and March 31, 2005, the Company has no material commitments for materials or capital expenditures.

Note 4. Industry and Geographic Information

The Company operates in one reportable segment. Sales to customers outside the U.S. totaled 27%, 53% and 35% of net sales for the quarters ended March 31, 2005 and 2004 and the year ended December 31, 2004, respectively. As of March 31, 2005 and December 31, 2004, balances due from foreign customers, in U.S. dollars, were $0.2 million and $0.3 million, respectively.

The Company had sales to individual customers in excess of 10% of net sales, as follows:

	Quarter ended March 31,		Year ended December 31, 2004
	2005	2004
Customer:
A	27%	—%	—%
B	7%	20%	9%
C	5%	16%	11%

As of March 31, 2005 and December 31, 2004, accounts receivable from individual customers with balances due in excess of 10% of total accounts receivable totaled $0.1 million and $0.1 million, respectively.

Note 6. Income Taxes

The activity of the Company is included in the consolidated income tax returns filed by Quidel. The Company generated cumulative losses on a stand-alone basis. The provision for income taxes is different from that which would be obtained by applying the statutory income tax rate (35%) to loss before provision for income taxes due to the establishment of a valuation allowance against deferred tax assets. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accordingly, a valuation allowance has been recognized to offset deferred tax assets because management cannot conclude that it is more likely than not that the deferred tax assets will be realized in the foreseeable future.